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                                   Exhibit 1

                              COMMISSION SCHEDULE
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                              Commission Schedule
                                      for
               Flexible Premium Variable Life Insurance Policies
                                   issued by
                        Paragon Life Insurance Company



                  First Year Commissions                    15%


                  Renewal Commission                         3%
                  (payable while policy is serviced
                   as a member of the Contractholder)